UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

The Marygold Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41318	90-1133909
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

120 Calle Iglesia

Unit B

San Clemente, CA 92672

(Address of Principal Executive Offices and Zip Code)

(949) 218-8542

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MGLD	NYSE American LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On September 22, 2026, The Marygold Companies, Inc., a Nevada corporation (“Company”), through its wholly owned subsidiary, Gourmet Foods Limited, a New Zealand corporation (“Gourmet Foods”), and Gourmet Foods’ wholly owned subsidiary, Printstock Products Limited, a New Zealand corporation (“Printstock”), entered into a definitive Agreement for Sale and Purchase of a Business (the “Agreement”) with TAG Investments Limited, a New Zealand limited corporation located in Auckland, New Zealand (“TAG”), pursuant to which Printstock agreed to sell substantially all assets comprising the Printstock business to TAG. Pursuant to the Agreement, TAG will pay Printstock a cash purchase price of NZ$2,450,000 (approximately US$1,400,000) in exchange for all personal property, plant equipment, office fixtures, inventory and intangible assets of Printstock. The total cash proceeds from the sale will be determined at the time of closing based on the actual value of stock in trade as determined by a joint stock-take.

The Agreement provides for TAG’s due diligence and finance conditions to be satisfied within 20 working days after the Agreement date and requires the landlord’s written consent to the assignment of the lease within 10 working days after the later of those conditions being satisfied or waived. Upon the Agreement becoming unconditional, TAG will deposit NZ$245,000, equal to 10% of the Purchase Price, with Public Trust as stakeholder, to be credited to the Purchase Price at closing and subject to forfeiture to Printstock if TAG fails to settle under the Agreement. Closing is expected on November 20, 2026 at 8:30 a.m., subject to satisfaction or waiver of the foregoing conditions and acceptance of final closing deliverables.

The Agreement includes a five-year post-closing restraint of trade in New Zealand under which Printstock and its covenantors, Bryce Cole, David Neibert and Nicholas Gerber, agree not to compete directly or indirectly with the Business; David Neibert and Nicholas Gerber are Company officers.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Statements regarding the proposed transaction, expected closing, satisfaction or waiver of conditions, and anticipated purchase price and proceeds are forward-looking and subject to risks and uncertainties, including the risk that the transaction will not close on the anticipated terms or timeline and the other risks described in the Company’s SEC filings. Actual results may differ materially, and the Company undertakes no obligation to update these statements except as required by law.

Item 7.01 Regulation FD Disclosure

On September 24, 2026, the Company issued a press release announcing the entry into the Agreement, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement for Sale and Purchase of a Business, dated September 22, 2026, by and between Printstock Products Limited and TAG Investments Limited.

99.1	Press Release of The Marygold Companies, Inc. Dated September 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2026	THE MARYGOLD COMPANIES, INC.

	By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
Chief Executive Officer (Principal Executive Officer)